Hersha Hospitality Trust
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES
FULL YEAR AND FOURTH QUARTER 2022 RESULTS

- Fourth Quarter 2022 Net Income of $0.62 Per Share -

- Fourth Quarter 2022 Adjusted Funds from Operations1 of $0.34 Per Share -

- Comparable Portfolio Growth to the Fourth Quarter 2019 -

- ADR Growth of 21.5% -

- EBITDA Growth of 12.6% -

- EBITDA Margin Growth of 209 bps -

Philadelphia, PA, February 15, 2023 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality hotels in urban gateway markets and regional resort destinations, today announced results for the full year and fourth quarter ended December 31, 2022.

Full Year and Fourth Quarter 2022 Financial Results

(Unaudited in thousands, except per share amounts)
	Three Months Ended December 31,		Twelve Months Ended December 31,

	2022	2021	2022	2021
Net Income (loss) applicable to common shareholders	$26,879	$(18,502)	$122,548	$(63,005)
Net income (loss) per common share	$0.62	$(0.47)	$2.95	$(1.61)

Adjusted FFO[1]	$16,059	$9,601	$60,473	$(2,316)
Adjusted FFO per common share and OP Unit	$0.34	$0.22	$1.30	$(0.05)

Net Income applicable to common shareholders was approximately $26.9 million, or $0.62 per diluted common share, in the fourth quarter 2022, compared to net loss applicable to common shareholders of approximately ($18.5 million), or ($0.47) per diluted common share, in the fourth quarter 2021.

Adjusted Funds from Operations (“AFFO”) increased approximately 68% to $16.1 million, or $0.34 per diluted common share and OP Unit, in the fourth quarter 2022, as compared to AFFO of approximately $9.6 million, or $0.22 per diluted common share and OP Unit in the fourth quarter of 2021. This increase from the prior year was driven by a significant increase in property level cash flow as the comparable portfolio generated $31.4 million in EBITDA for the quarter, an increase of nearly 33% from the
1 Non-GAAP financial measure. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, FFO, EBITDA and EBITDA margin, as well as reconciliations of those non-GAAP financial measures to GAAP net income, is included at the end of this press release.

fourth quarter of 2021. Compared to 2021, AFFO for the quarter also benefited from a $5.4 million decrease in interest expense as a result of the Company’s refinancing initiatives and $1.4 million in additional interest income generated from cash on hand following our strategic dispositions. AFFO per share also factors in additional shares accrued in the fourth quarter for incentive-based equity compensation.

Mr. Neil H. Shah, Hersha’s Chief Executive Officer, stated, “Our comparable portfolio exceeded our 2019 RevPAR and EBITDA production in every month of the fourth quarter. This outperformance is especially meaningful, not only because it is significantly ahead of our internal and industry analysts’ recovery timelines, but also due to the additional runways for recovery that we expect lie ahead, particularly in urban markets, which are forecasted to generate approximately 60% of our EBITDA in 2023. In the fourth quarter, Manhattan, South Florida, and Boston experienced the most notable growth, and were our top three EBITDA producing markets.”

Mr. Shah continued, “2022 was a transformational year for our Company. Our strategic dispositions and refinancings provide us with greater financial flexibility and allowed us to return significant capital to our shareholders via the resumption of our quarterly dividend and our year end special dividend. We begin the new year with significant cash on hand, access to an undrawn revolver, and a markedly lower leverage profile. From an operational perspective, we continue to be laser focused on driving revenues and cash flow from our hotels and restaurants. Our purposely curated portfolio is levered toward high growth urban markets with a strategic mix of resort offerings, located on irreplaceable real estate, with a multiplicity of demand generators.

Although the first quarter is seasonally the lowest contributor for our portfolio, performance to date through mid-February has remained strong. Our January results were very encouraging with our comparable portfolio RevPAR ahead of January 2019 by 3.9%. Our February month to date RevPAR is ahead of February 2019 by approximately 5.5% and we continue to see a healthy pick-up in our booking pace for the remainder of the quarter. As we continue into 2023, we expect growth to 2019 driven by the long runways in recovery for the group, business travel and international segments as well as continued demand for differentiated, high end, leisure offerings.”

Fourth Quarter 2022 Operating Results

During the fourth quarter 2022, the Company’s 23 comparable hotel portfolio generated 71.2% occupancy, an Average Daily Rate (“ADR”) of $311.86, and Revenue per Available Room (“RevPAR”) of $222.10.

Our comparable portfolio realized EBITDA growth of 12.6% from the fourth quarter of 2019. EBITDA margin for the comparable portfolio of 33.1% represented a 209-basis point increase from 2019. EBITDA margins at our resorts increased 383 basis points while our urban hotels realized EBITDA margin growth of 124 basis points compared to the fourth quarter of 2019. This marks the first quarter of EBITDA margin growth for our urban hotels compared to 2019 which have shown exceptional growth throughout the year, up sequentially from (833) bps in the first quarter 2022.
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Our core urban markets generated 63% of our portfolio’ s EBITDA production in the fourth quarter, a similar composition to the third quarter and up from 14% in the first quarter. For the year, our urban properties contributed approximately 55% of the portfolio’s EBITDA. Fourth quarter RevPAR for the urban portfolio was on par with 2019 driven by just under 20% ADR growth. Our urban portfolio exceeded fourth quarter 2019 EBITDA by 2.7%.

Manhattan was the largest EBITDA producing market for the quarter, generating $9.6 million, 31% of total portfolio EBITDA. The Hyatt Union Square and Hilton Garden Inn Midtown East were the highest producing assets in the fourth quarter each generating $2.7 million in EBITDA, outpacing 2019 by 12%, and 15%, respectively. EBITDA production was rate driven, as our Manhattan portfolio posted 16.8% ADR growth for the quarter. At nearly 81% occupancy, there is still significant room for recovery as our Manhattan portfolio remains approximately 1,400 bps below 2019.

Boston was another strong contributor, registering 11% RevPAR growth compared to 2019 driven by nearly 17% ADR growth. The Boston Envoy outpaced 2019 RevPAR by nearly 5% generating $1.7 million in EBITDA, a 21% increase to 2019.

Our resort portfolio had another strong quarter anchored by South Florida. The South Florida market was the second biggest EBITDA contributor generating $6.5 million. Both the Parrot Key and Cadillac were top five EBITDA contributors generating $2.4 million and $2.3 million respectively.

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First Quarter 2023 Outlook

The Company is providing its operating and financial expectations for the first quarter 2023. Overall, the Company’s first quarter is seasonally the slowest of the year historically generating approximately 14-16% of our full year EBITDA contribution. The Company’s expectations do not build in any acquisitions, dispositions or capital market activities for 2023. These expectations are based on management’s current outlook for its hotels and the markets in which it operates and does not take into account any unanticipated developments in its business or changes in its operating environment. The Company’s first quarter 2023 expectations are as follows:

	Q1'23 Outlook
($’s in millions except per share amounts)	Low	High
Net Loss Applicable to Common Shareholders	$(14.60)	$(11.60)
Net Loss per share	$(0.34)	$(0.27)

Comparable Property Absolute RevPAR	$179	$189

Adjusted EBITDA	$14.30	$17.30

Adjusted FFO	$1.70	$3.70
Adjusted FFO per share	$0.04	$0.08
*For detailed reconciliations of the Company's 2023 operating expectations, please see "Reconciliation of Non-GAAP Financial Measures included in 2023 Outlook"

Hersha’s first quarter 2023 outlook is based on a number of factors, many of which are outside the Company's control, including uncertainty surrounding any new disruptions from the COVID-19 pandemic and other macro-economic factors, including inflation, increases in interest rates, supply chain disruptions and the possibility of an economic recession or slowdown in 2023, all of which are subject to change. Please see the
Section below titled “Cautionary Statements Regarding Forward Looking
Statements”.

Asset Dispositions

During the fourth quarter the Company completed the sale of the Courtyard Sunnyvale, the only remaining asset of the Urban Select Service portfolio closing announced in August 2022. The Company also completed the sale of the Hotel Milo Santa Barbara, Pan Pacific Seattle, The Gate Hotel JFK Airport and our joint venture interest in the Courtyard South Boston.

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In aggregate the Company’s asset dispositions during 2022 generated approximately $650 million in gross proceeds. Net proceeds from these sales reduced our total debt by approximately $510 million while generating unrestricted cash of nearly $120 million.

Financing

The Company’s credit facility consists of a $373 million term loan and an undrawn $100 million revolving credit line. The facilities bear interest at 2.50% over the applicable adjusted term SOFR. The nearly $500 million credit facility matures in August 2024 and has one 12-month extension option subject to certain conditions, which would result in an extended maturity to August 2025.

The Company utilized an existing swap to hedge $300 million of the new term loan at a fixed rate of approximately 3.93%. Following the refinancings, 73% of the Company’s outstanding debt is either fixed or hedged through various derivative instruments. The Company’s fourth-quarter weighted average interest rate was approximately 5.01% across all borrowings with a weighted average life-to-maturity of approximately 2.6 years. We closed the year with a cash balance of approximately $230 million and a $100 million undrawn line of credit.

Dividends

We paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the fourth quarter ended December 31, 2022. The preferred share dividends were paid January 17, 2023 to holders of record as of December 30, 2022.

The Company declared a special dividend of $0.50 per common share and per limited partnership unit for the year ending December 31, 2022. In addition to this special dividend, the Board also approved a cash dividend of $0.05 per common share and per limited partnership unit for the fourth quarter ending December 31, 2022. These common share dividends and limited partnership unit distributions were paid on January 18, 2023, to holders of record as of December 30, 2022.

Fourth Quarter 2022 Conference Call

The Company will host a conference call to discuss these results at 9:00 AM Eastern Time on Thursday, February 16, 2023. Hosting the call will be Mr. Neil H. Shah, President and Chief Executive Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-844-200-6205 or 1-929-526-1599 for international participants and entering the passcode 899170 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Thursday, February 16, 2023, through 11:59 PM Eastern Time on Saturday, March 18, 2023. The replay can be accessed by dialing
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1-866 813-9403 or +44-204-525-0658 for international participants. The passcode for the replay is 285685. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates luxury and lifestyle hotels in coastal gateway and resort markets. The Company’s 25 hotels totaling 3,811 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida, and California.
The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.” For more information on the Company, and the Company’s hotel portfolio, please visit the Company's website at www.hersha.com

Non-GAAP Financial Measures and Key Performance Metrics

Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculated as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.

An explanation of Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for real estate (“EBITDAre”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements,” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include statements related to, among other things: assumptions regarding the impact from macroeconomic factors (including inflation, increases in interest rates, supply chain disruptions, and potential economic slowdown or a recession), the Company’s operating and financial expectations for the first quarter 2023, the Company’s access to capital on the terms and timing the Company expects, the Company’s expectations regarding future interest rates and the impact of inflation on the Company’s results of operations, the restoration of public confidence in domestic and international travel, permanent structural changes in demand for conference centers by business and leisure clientele, the economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the
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economic vibrancy of our target markets, the effects of COVID-19 and its variants and other infectious diseases on the Company, the Company’s ability to grow operating cash flow, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, ADR or RevPar growth or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to increase margins, including Hotel EBITDA margins, and reduce the Company’s total debt and generate unrestricted cash, the Company’s ability maintain a significant amount of financial and operational flexibility, and the Company’s expectations regarding any possible declaration of a special cash dividend to holders of common shares and limited partnership units in the fourth quarter 2022. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believe,” “could,” “outlook,” “consider,” “expect,” “anticipate,” “forecast,” “project,” “trend,” “likely,” “estimate,” “plan,” “believe,” “continue,” “maintain,” “intend,” “should,” “may” and words of similar import. Because these forward-looking statements relate to future events, our plans, strategies, prospects and future financial performance, and involve known and unknown risks that are difficult to predict, uncertainties and other factors which may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of February 15, 2023, and the Company undertakes no duty to update this information unless required by law.
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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	December 31, 2022	December 31, 2021
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,189,239	$1,665,097
Investment in Unconsolidated Joint Ventures	4,989	5,580
Cash and Cash Equivalents	224,955	72,238
Escrow Deposits	5,065	12,707
Hotel Accounts Receivable	8,922	8,491
Due from Related Parties	245	2,495
Intangible Assets, Net of Accumulated Amortization of $1,211 and $6,944	684	1,335
Right of Use Assets	16,226	43,442
Other Assets	38,552	21,759
Total Assets	1,488,877	1,833,144

Liabilities and Equity:
Line of Credit	$—	$118,684
Secured Term Loans, Net of Unamortized Deferred Financing Costs	370,636	496,085
Unsecured Notes Payable, Net of Unamortized Discounts and Unamortized Deferred Financing Costs	50,895	198,490
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	208,354	304,614
Lease Liabilities	19,003	53,691
Accounts Payable, Accrued Expenses and Other Liabilities	44,148	43,207
Dividends and Distributions Payable	31,694	6,044
Due to Related Parties	2,610	1,723
Total Liabilities	$727,340	$1,222,538

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$5,076	$2,310

Equity:
Shareholders' Equity:
Preferred Shares: $0.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at December 31, 2022 and December 31, 2021, with Liquidation Preferences of $$25.00 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at December 31, 2022 and December 31, 2021; 39,697,451 and 39,325,025 Shares Issued and Outstanding at December 31, 2022 and December 31, 2021, respectively	398	394
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at December 31, 2022 and December 31, 2021	—	—
Accumulated Other Comprehensive Income (Loss)	16,213	(6,211)
Additional Paid-in Capital	1,157,057	1,155,034
Distributions in Excess of Net Income	(490,815)	(592,314)
Total Shareholders' Equity	683,000	557,050

Noncontrolling Interests - Common Units and LTIP Units	73,461	51,246

Total Equity	756,461	608,296

Total Liabilities and Equity	$1,488,877	$1,833,144
Prior year amounts have been updated to reflect data provided by a third party provider pertaining to our interest rate hedges

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues:
Hotel Operating Revenues:
Room	$72,793	$73,797	$317,640	$237,988
Food & Beverage	16,642	11,858	55,813	31,778
Other Operating Revenues	6,943	7,768	32,092	26,100
Total Hotel Operating Revenues	96,378	93,423	405,545	295,866
Other Revenue	90	54	329	123
Total Revenues	96,468	93,477	405,874	295,989
Operating Expenses:
Hotel Operating Expenses:
Room	15,811	15,631	67,740	51,885
Food & Beverage	12,780	9,351	44,133	24,756
Other Operating Expenses	29,528	29,695	125,348	101,515
Total Hotel Operating Expenses	58,119	54,677	237,221	178,156
Gain on Insurance Settlements	29	—	(933)	(961)
Property Losses in Excess of Insurance Recoveries	—	—	—	250
Hotel Ground Rent	547	1,107	4,353	4,400
Real Estate and Personal Property Taxes and Property Insurance	6,253	8,287	30,632	36,787
General and Administrative	3,009	2,812	12,093	10,994
Share Based Compensation	5,776	5,016	14,384	12,033
Terminated Transaction Costs	—	—	—	391
Depreciation and Amortization	13,787	20,009	64,966	83,309
Loss on Impairment of Assets	89	—	10,113	222
Total Operating Expenses	87,609	91,908	372,829	325,581

Operating Income (Loss)	8,859	1,569	33,045	(29,592)
Interest Income	1,413	7	1,516	15
Interest Expense	(8,823)	(14,173)	(48,423)	(56,059)
Other (Expense) Income	(108)	(74)	152	128
Gain on Disposition of Hotel Properties	29,705	—	197,505	48,352
Loss on Debt Extinguishment	(91)	—	(18,049)	(3,069)
Income (Loss) before Results from Unconsolidated Joint Venture Investments and Income Taxes	30,955	(12,671)	165,746	(40,225)

Income (Loss) from unconsolidated Joint Ventures	48	(434)	(53)	(2,292)
Gain From Sale of Interest in Unconsolidated Joint Venture	5,167	—	5,167	—
Income (Loss) from Unconsolidated Joint Venture Investments	5,215	(434)	5,114	(2,292)

Income (Loss) before Income Taxes	36,170	(13,105)	170,860	(42,517)
Income Tax Benefit (Expense)	716	(999)	(4,800)	(838)
Net Income (Loss)	36,886	(14,104)	166,060	(43,355)
(Income) Loss Allocated to Noncontrolling Interests
Common Units	(3,547)	1,987	(16,572)	6,676
Consolidated Joint Venture	(417)	(342)	(2,766)	(2,152)
Preferred Distributions	(6,043)	(6,043)	(24,174)	(24,174)

Net Income (Loss) Applicable to Common Shareholders	$26,879	$(18,502)	$122,548	$(63,005)

Earnings per Share:
BASIC
Net Income (Loss) Applicable to Common Shareholders	$0.65	$(0.47)	$3.08	$(1.61)
DILUTED
Net Income (Loss) Applicable to Common Shareholders	$0.62	$(0.47)	$2.95	$(1.61)

Weighted Average Common Shares Outstanding:
Basic	39,497,268	39,149,120	39,368,952	39,089,987
Diluted	41,534,541	39,149,120	41,190,628	39,089,987
Prior year amounts have been updated to reflect data provided by a third party provider pertaining to our interest rate hedges
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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share-based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back write-offs of deferred financing costs on debt extinguishment;
•adding back straight-line amortization of ground lease expense; and
•adding back interest expense that has been paid-in-kind.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.
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The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net income (loss) applicable to common shares	$26,879	$(18,502)	$122,548	$(63,005)
Income (loss) allocated to noncontrolling interest	3,964	(1,645)	19,338	(4,524)
(Income) loss from unconsolidated joint ventures	(5,215)	434	(5,114)	2,292
Gain on disposition of hotel properties	(29,705)	—	(197,505)	(48,352)
Loss from impairment of depreciable assets	89	—	10,113	222
Depreciation and amortization	13,787	20,009	64,966	83,309
Funds from consolidated hotel operations applicable to common shares and Partnership units	9,799	296	14,346	(30,058)

Income (loss) from unconsolidated joint venture investments	5,215	(434)	5,114	(2,292)
Gain from sale of interest in unconsolidated joint venture	(5,167)	—	(5,167)	—
Unrecognized pro rata interest in loss of unconsolidated joint venture	(217)	(326)	(436)	(1,054)
Depreciation and amortization of difference between purchase price and historical cost	19	36	82	94
Interest in depreciation and amortization of unconsolidated joint ventures	593	627	2,466	2,508
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	443	(97)	2,059	(744)

Funds from Operations applicable to common shares and Partnership units	10,242	199	16,405	(30,802)

Income tax (benefit) expense	(716)	999	4,800	838
Non-cash share based compensation expense	5,776	5,016	14,384	12,033
Straight-line amortization of lease expense	(24)	127	362	511
Terminated transaction costs	—	—	—	391
Amortization of discounts, premiums, and deferred financing costs	690	1,386	4,618	5,155
Interest expense paid-in-kind	—	1,874	1,855	6,239
Deferred financing costs and debt premium written off in debt extinguishment	91	—	18,049	3,069
Loss on remediation of damage, excluding impairment of depreciable assets	—	—	—	250

Adjusted Funds from Operations	$16,059	$9,601	$60,473	$(2,316)

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.34	$0.22	$1.30	$(0.05)

Diluted Weighted Average Common Shares and Partnership Units Outstanding	46,665,170	44,293,749	46,393,487	44,172,521
Prior year amounts have been updated to reflect data provided by a third party provider pertaining to our interest rate hedges

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|12

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share-based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be meaningful measures of a REIT's performance because they are widely followed by industry analysts, lenders and investors and that they should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income (loss)	$36,886	$(14,104)	$166,060	$(43,355)
(Income) loss from unconsolidated joint ventures	(5,215)	434	(5,114)	2,292
Interest expense	8,823	14,173	48,423	56,059
Non-operating interest income	(1,413)	(7)	(1,516)	(15)
Income tax (benefit) expense	(716)	999	4,800	838
Depreciation and amortization	13,787	20,009	64,966	83,309
EBITDA from consolidated hotel operations	52,152	21,504	277,619	99,128
Gain on disposition of hotel properties	(29,705)	—	(197,505)	(48,352)
Loss from impairment of depreciable assets	89	—	10,113	222
EBITDAre from consolidated hotel operations	22,536	21,504	90,227	50,998
Income (loss) from unconsolidated joint venture investments	5,215	(434)	5,114	(2,292)
Gain from sale of interest in unconsolidated joint venture	(5,167)	—	(5,167)	—
Unrecognized pro rata interest in loss of unconsolidated joint venture	(217)	(326)	(436)	(1,054)
Depreciation and amortization of difference between purchase price and historical cost	19	36	82	94
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	1,073	944	4,129	3,779
EBITDAre from unconsolidated joint venture operations	923	220	3,722	527
EBITDAre	23,459	21,724	93,949	51,525
Non-cash share based compensation expense	5,776	5,016	14,384	12,033
Straight-line amortization of lease expense	(24)	127	362	511
Terminated transaction costs	—	—	—	391
Deferred financing costs and debt premium written off in debt extinguishment	91	—	18,049	3,069
Loss on remediation of damage, excluding impairment of depreciable assets	—	—	—	250
Adjusted EBITDA	$29,302	$26,867	$126,744	$67,779
Prior year amounts have been updated to reflect data provided by a third party provider pertaining to our interest rate hedges

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|13

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes the Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Operating income (loss)	$8,859	$1,569	$33,045	$(29,592)
Other revenue	(90)	(54)	(329)	(123)
Gain on insurance settlement	29	—	(933)	(961)
Loss from impairment of depreciable assets and remediation	89	—	10,113	472
Depreciation and amortization	13,787	20,009	64,966	83,309
General and administrative	3,009	2,812	12,093	10,994
Share based compensation	5,776	5,016	14,384	12,033
Terminated transaction costs	—	—	—	391
Straight-line amortization of ground lease expense	(24)	127	362	511
Other	362	(154)	344	(136)
Hotel EBITDA	$31,797	$29,325	$134,045	$76,898

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|14

Reconciliation of Non-GAAP Financial Measures Included in Q1 2023 Outlook

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	Q1 2023 Outlook
(in millions, except per share data)	Low	High
Net loss applicable to common shares	$(14.6)	$(11.6)
Loss allocated to noncontrolling interests	(1.2)	(0.9)
Income from unconsolidated joint ventures	0.3	0.2
Depreciation and amortization	13.1	13.1
Funds from consolidated hotel operations applicable to common shares and Partnership units	(2.4)	0.8

Loss from unconsolidated joint venture investments	(0.3)	(0.2)
Depreciation and amortization of difference between purchase price and historical cost	0.02	0.02
Unrecognized pro rata interest in loss of Cindat joint venture	(0.22)	(0.22)
Interest in depreciation and amortization and Unrecognized pro rata interest in loss	0.6	0.6
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	0.1	0.2

Funds from Operations applicable to common shares and Partnership units	(2.3)	1.0

Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	—	—
Non-cash share based compensation expense	2.8	2.8
Straight-line amortization of ground lease expense	—	—
Income tax benefit	—	(0.1)
Amortization of deferred financing costs	0.7	0.7
Amortization of amended interest rate swap liability	—	—
Other	0.5	(0.7)
Adjusted Funds from Operations	$1.7	$3.7

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.04	$0.08

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|15

Adjusted EBITDA
	Q1 2023 Outlook
($'s in millions)	Low	High

Net Loss Applicable to Common Shareholders	$(14.6)	$(11.6)
Loss allocated to Noncontrolling Interests	(1.2)	(0.9)
Preferred Distributions	6.0	6.0
Net Loss	(9.8)	(6.5)
Income from unconsolidated joint ventures	0.3	0.2
Interest expense	9.1	9.1
Non-operating interest income	(1.6)	(1.6)
Income tax benefit	—	(0.1)
Depreciation and amortization	13.1	13.1
EBITDAre from consolidated hotel operations	11.1	14.2

Loss from unconsolidated joint venture investments	(0.3)	(0.2)
Unrecognized pro rata interest in loss of Cindat joint venture	(0.2)	(0.2)
Add:
Depreciation and amortization of difference between purchase price and historical cost	—	—
Adjustment for interest in interest expense, depreciation and amortization, and Unrecognized pro rata interest in (loss) income	0.9	0.9
EBITDAre from unconsolidated joint venture hotel operations	0.4	0.5

EBITDAre	11.5	14.7

Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	—	—
Non-cash share based compensation expense	2.8	2.8
Straight-line amortization of ground lease expense	—	—
Other		(0.2)
Adjusted EBITDA	$14.3	$17.3

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings” and “News & Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|16

Phone: 215-238-1046
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|17